SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
                Information Statement Pursuant to Section 14 (c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

|_|   Preliminary Information Statement     |_|   Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14c-5(d)(2))

|_|   Definitive Information Statement      |X|   Revised Definitive Information
                                                  Statement
________________________________________________________________________________

                              ELSINORE CORPORATION
________________________________________________________________________________
                (Name Of Registrant As Specified In Its Charter)

Payment of Filing Fee (check the appropriate box):

     |X|   No fee required.

     |_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

     (1) Title of each class of securities to which transaction applies:
________________________________________________________________________________
     (2) Aggregate number of securities to which transaction applies:
________________________________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.
________________________________________________________________________________
     (4) Proposed maximum aggregate value of transaction:
________________________________________________________________________________
     (5) Total fee paid:
________________________________________________________________________________

     |_|   Fee paid previously with preliminary materials.

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, other Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:
________________________________________________________________________________
         (2) Form, Schedule or Registration Statement No.:
________________________________________________________________________________
         (3) Filing Party:
________________________________________________________________________________
         (4) Date Filed:
________________________________________________________________________________

                              ELSINORE CORPORATION
                               202 Fremont Street
                             Las Vegas, Nevada 89101


                                                                    May 27, 2003

Dear Stockholder:

          You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Elsinore Corporation, to be held at 2:00 p.m. on Tuesday, July 2, 2003, in the Royal Pavilion at the Four Queens Hotel and Casino, 202 Fremont Street, Las Vegas, Nevada 89101.

          The business to be conducted at the meeting includes the election of directors, ratification of the selection of auditors and consideration of any other matters that may properly come before the meeting and any adjournment or postponement thereof.

          It is important that your shares be represented at the 2003 Annual Meeting of Stockholders.




                                           On behalf of the Board of Directors,

                                           /s/ S. Barton Jacka
                                           S. Barton Jacka
                                           Secretary of Elsinore Corporation

                              ELSINORE CORPORATION
                               202 FREMONT STREET
                             LAS VEGAS, NEVADA 89101

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

          Notice is hereby given that the annual meeting (the "Annual Meeting") of stockholders of Elsinore Corporation, a Nevada corporation (the "Company"), will be held in the Royal Pavilion at the Four Queens Hotel and Casino, 202 Fremont Street, Las Vegas, Nevada 89101, at 2:00 p.m. on July 2, 2003, for the following purposes:

          (a) To elect four directors;

          (b) To ratify the selection of Deloitte & Touche LLP, as the Company's independent auditors for the 2003 fiscal year; and

          (c) To transact any other business which may properly come before the Annual Meeting or any adjournment or postponement thereof.

                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

          The Board of Directors has fixed May 15, 2003 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Accordingly, only holders of record of Common Stock and Preferred Stock at the close of business on such date shall be entitled to vote at the Annual Meeting and any adjournment or postponement thereof. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting and, for purposes germane to the Annual Meeting, at the office of the Secretary of the Company, 202 Fremont Street, Las Vegas, Nevada, for a period of ten days prior to the Annual Meeting.

          This   information   statement  is  being  mailed  to  the   Company's
stockholders on or about May 27, 2003 by order of the Company's Board of Directors.

          The officers and directors of the Company cordially invite you to attend the Annual Meeting.


                                           On behalf of the Board of Directors,

                                           /s/ S. Barton Jacka
                                           S. Barton Jacka
                                           Secretary of Elsinore Corporation


Las Vegas, Nevada, May 27, 2003

                              INFORMATION STATEMENT

          This Information Statement is being furnished on or about May 27, 2003 by the Board of Directors of Elsinore Corporation (the "Company") in connection with the annual meeting (the "Annual Meeting") of the stockholders of the Company to be held at the Four Queens Hotel and Casino (the "Four Queens"), 202 Fremont Street, Las Vegas, Nevada 89101, at 2:00 p.m. on July 2, 2003, and with any adjournment or postponement thereof. The Company's principal executive offices are located at 202 Fremont Street, Las Vegas, Nevada 89101, and its telephone number is (702) 385-4011.

          The Board of Directors of the Company has fixed May 15, 2003 as the record date for the determination of stockholders entitled to notice and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were 4,993,965 shares of Common Stock, $.001 par value per share (the "Common Stock"), issued and outstanding and held by approximately 933 holders of record. In addition, 50,000,000 shares of Series A Convertible Preferred Stock, $.001 par value per share (the "Preferred Stock") were issued and outstanding. The holders of the Preferred Stock have the right to convert their shares of Preferred Stock into an aggregate of 93,000,000 shares of the Common Stock at their option.

          The Company's annual report on Form 10-K (the "Annual Report") to stockholders for the fiscal year ended December 31, 2002, including audited financial statements, is included with this Information Statement. Stockholders are urged to read the Annual Report in its entirety.

          The presence of the holders of a majority of the Company's outstanding shares of voting stock constitutes a quorum. Each holder of the Common Stock and the Preferred Stock (voting together as a single class on an as-converted basis except with respect to the election of directors) is entitled to one vote per share on all matters submitted to a vote of stockholders. In connection with the cumulative voting feature of the Common Stock and the Preferred Stock applicable to the election of directors, each holder of the Common Stock and the Preferred Stock is entitled to the number of votes equal to the number of shares of the Common Stock or Preferred Stock held by such person at the close of business on the Record Date multiplied by the number of directors to be elected. Each stockholder may cast all of its votes for a single nominee or may apportion such votes among any two or more of them, as he or she sees fit. Each stockholder may withhold votes from any or all nominees. The affirmative vote of a plurality of the shares represented at the Annual Meeting will be necessary for the election of directors. All other proposals are approved if the number of shares of the Common Stock and the Preferred Stock (voting together as a single class on an as-converted basis) voted in favor exceeds the number voted against. Abstentions are counted for the purposes of determining if a quorum is present for the transaction of business at the Annual Meeting. In addition, abstentions are included in determining the number of shares voted on proposals submitted to stockholders (other than the election of directors) and will have the same effect as a vote against such proposals. If brokerage firms do not vote on specific proposals because they did not receive specific instructions on such proposals from the beneficial owners of such shares ("Broker Nonvotes"), such Broker Nonvotes will not be treated as either votes cast or shares present or represented for purposes of establishing a quorum.

Recent Developments

          Due to an administrative error by the firm that printed the Company's Information Statement, the Company had to reschedule the Annual Meeting previously scheduled for April 22, 2003. As set forth in this Information Statement, the Annual Meeting has been rescheduled to July 2, 2003.

          On April 30, 2003, the Company announced that it has entered into a definitive stock purchase agreement (the "Stock Purchase Agreement") for the sale of all of the capital stock of its wholly-owned subsidiary, Four Queens, Inc., a Nevada corporation doing business as the Four Queens Hotel & Casino, and its interest in the Fremont Street Experience, LLC, to TLC Casino Enterprises, Inc., a Nevada corporation, for a purchase price of approximately $20.5 million. Consummation of the sale is subject to a number of conditions, including receipt of required regulatory approvals, approval of the Nevada Gaming Commission, and other gaming approvals, as well as the distribution of an information statement to the Company's shareholders pursuant to the Securities and Exchange Commission's rules and regulations. There can be no assurance that the conditions to the sale will be satisfied or that the sale of the Four Queens will be consummated. The Company's shareholders will receive a separate information statement regarding the transaction.

                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

          As of May 19, 2003, the Company had two classes of voting securities, the Common Stock and the Preferred Stock. The Preferred Stock votes on an as converted basis, except with respect to the election of directors, as described above. As of May 19, 2003, the beneficial ownership of the Company's voting securities held by each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock or the Preferred Stock, is as follows:

                                                      Common Stock
                                                      ------------
                                                                                 Amount and Nature of          Percent
Name and Address of Beneficial Owner                                            Beneficial Ownership(1)        of Class
------------------------------------                                            -----------------------        --------
John C. "Bruce" Waterfall, who exercises voting and investment authority over the Common Stock owned by certain Morgens Waterfall
Vintiadis & Company, Inc. accounts (the "MWV Accounts") as follows
(2)(3)(4)(5):
  Betje Partners                                                                     4,278,690.06               46.1%
  Endowment Prime, L.L.C. (f/k/a
   The Common Fund for Non-Profit Organizations)                                    14,836,328.84               77.6
  Morgens Waterfall Income Partners, L.P.                                            2,604,280.86               34.3
  MWV Employee Retirement Plan Group Trust                                             879,022.60               15.1
  MWV International, Ltd.                                                            3,898,515.00               78.1
  Phoenix Partners, L.P.                                                            12,276,868.62               71.1
  Restart Partners, L.P.                                                            10,273,330.56               67.3
  Restart Partners II, L.P.                                                         19,677,499.86               79.8
  Restart Partners III, L.P.                                                        16,089,026.04               76.3
  Restart Partners IV, L.P.                                                         10,135,926.78               67.0
  Restart Partners V, L.P.                                                           2,696,949.78               35.1
                                                                                    -------------               ----
              Total Beneficial Ownership of MWV Accounts                            97,646,439.00               99.6%
                                                                                    =============               ====

                                                      Preferred Stock
                                                      ---------------
                                                                                 Amount and Nature of          Percent
Name and Address of Beneficial Owner                                            Beneficial Ownership(1)        of Class
------------------------------------                                            -----------------------        --------

John C. "Bruce" Waterfall, who exercises voting and investment authority over the Preferred Stock owned by the MWV Accounts, as follows (2)(3)(4) (5):
  Betje Partners                                                                      2,300,371.00                 4.6%
  Endowment Prime, L.L.C. (f/k/a
   The Common Fund for Non-Profit Organizations)                                      7,596,894.00                15.2
  Morgens Waterfall Income Partners, L.P.                                             1,400,151.00                 2.8
  MWV Employee Retirement Plan Group Trust                                              450,110.00                   *
  MWV International, Ltd.                                                                        -                   *
  Phoenix Partners, L.P.                                                              6,600,467.00                13.2
  Restart Partners, L.P.                                                              5,523,296.00                11.0
  Restart Partners II, L.P.                                                          10,579,301.00                21.2
  Restart Partners III, L.P.                                                          8,650,014.00                17.3
  Restart Partners IV, L.P.                                                           5,449,423.00                10.9
  Restart Partners V, L.P.                                                            1,449,973.00                 2.9
                                                                                     -------------               -----
         Total Beneficial Ownership of MWV Accounts                                  50,000,000.00               100.0%
                                                                                     =============               =====

*Less than 1% of the outstanding shares

          (1) The number of shares beneficially owned and the percentage of shares beneficially owned are determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and are based on 4,993,965 shares of Common Stock and 50,000,000 shares of Preferred Stock issued and outstanding respectively as of May 19, 2003. The Preferred Stock is convertible at the option of the holder into an aggregate of 93,000,000 shares of Common Stock.

          (2) The address for Mr. Waterfall and each of the MWV Accounts is 600 5th Avenue, 27th Floor, New York, New York 10020.

          (3) The following sets forth the number of shares of Common Stock that each entity owns, on an as-converted basis: Betje Partners - 4,278,690.06 (all of which may be obtained upon conversion of Preferred Stock); Endowment Prime, L.L.C. - 14,836,328.84 (which includes 14,130,222.84 shares of Common Stock which may be obtained upon conversion of Preferred Stock); Morgens Waterfall Income Partners, L.P. - 2,604,280.86 (all of which may be obtained upon conversion of Preferred Stock); MWV Employee Retirement Plan Group Trust -
879,022.60 (which includes 837,204.60 shares of Common Stock which may be obtained upon conversion of Preferred Stock); MWV International, Ltd. - 3,898,515; Phoenix Partners, L.P. - 12,276,868.62 (all of which may be obtained upon conversion of Preferred Stock); Restart Partners, L.P. - 10,273,330.56 (all of which may be obtained upon conversion of Preferred Stock); Restart Partners II, L.P. - 19,677,499.86 (all of which may be obtained upon conversion of Preferred Stock); Restart Partners III, L.P. - 16,089,026.04 (all of which may be obtained upon conversion of Preferred Stock); Restart Partners IV, L.P. - 10,135,926.78 (all of which may be obtained upon conversion of Preferred Stock); and Restart Partners V, L.P. - 2,696,949.78 (all of which may be obtained upon conversion of Preferred Stock).

          (4) Pursuant to agreements and undertakings with the Nevada State Gaming Control Board and the Nevada Gaming Commission, which were required in order for the Company's Plan of Reorganization (the "Plan") to become effective, Mr. Waterfall is the only individual who exercises voting and investment power (including dispositive power) with respect to the Common Stock owned by the MWV Accounts. Such voting and investment power is exercised pursuant to a voting trust agreement that was executed pursuant to the terms of the Plan. Morgens Waterfall Vintiadis & Company, Inc. ("MWV") and its affiliates other than Mr. Waterfall are either investment advisors to, or trustees or general partners of, the MWV Accounts. Accordingly, for purposes of the relevant rules under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), MWV could also be deemed the beneficial owners of the Common Stock held by the MWV Accounts. The possible attribution of such beneficial ownership of the Common Stock, expressed in number of shares, on an as-converted basis, and percent of the class, to MWV and those affiliates is as follows: MWV - 9,056,227.66 (89.6%); Endowment Prime, L.L.C. - 14,836,328.84 (77.6%); MW Capital, L.L.C. -
2,604,280.86  (34.3%);  MW Management,  L.L.C. -  12,276,868.62  (71.1%);  Prime
Group,  L.P.  -10,273,330.56  (67.3%);  Prime  Group II,  L.P.  -  19,677,499.86
(79.8%);  Prime Group III, L.P. - 16,089,026.04  (76.3%); Prime Group IV, L.P. -
10,135,926.78  (67.0%);  and Prime  Group V, L.P. -  2,696,949.78  (35.1%).  The
possible attribution of ownership of the Preferred Stock, expressed in number of shares and percent of the class, to MWV and those affiliates is as follows: MWV
- 2,750,481.00  (5.5%);  Endowment  Prime,  L.L.C. -  7,596,894.00  (15.2%);  MW
Capital,  L.L.C.  1,400,151.00  (2.8%);  MW  Management,  L.L.C.  - 6,600,467.00
(13.2%);  Prime  Group,  L.P.  -5,523,296.00  (11.0%);  Prime  Group II,  L.P. -
10,579,301.00 (21.2%); Prime Group III, L.P. - 8,650,014.00 (17.3%); Prime Group
IV, L.P. - 5,449,423.00  (10.9%); and Prime Group V, L.P. - 1,449,973.00 (2.9%).
In view of Mr. Waterfall's possession of sole voting and investment power over the Common Stock and the Preferred Stock on behalf of the MWV Accounts, these entities disclaim beneficial ownership of the Common Stock and the Preferred Stock.

          (5) The Company has relied on information provided by the MWV Accounts for beneficial ownership allocation.

Security Ownership of Management

          As of May 19, 2003, the beneficial ownership of the Common Stock and the Preferred Stock held by each of the Company's nominees and named executive officers and by its nominees and named executive officers as a group, as such ownership is known by the Company, is as follows:

                                                          Amount and Nature of
Title of Class     Name of Beneficial Owner               Beneficial Ownership     Percent of Class
--------------     ------------------------               --------------------     ----------------
Common Stock
                   John C. "Bruce" Waterfall (1)              97,646,439 (2)              99.6%

                   Philip W. Madow                                  -0-                      *

                   S. Barton Jacka                                  -0-                      *

                   Donald A. Hinkle                                 -0-                      *

                   Gina L. Contner Mastromarino                     -0-                      *

Common Stock       Directors and executive officers           97,646,439 (2)              99.6%
                   as a group (7 persons)

Preferred Stock    John C. "Bruce" Waterfall (1)              50,000,000                   100%

Preferred Stock    Directors and executive officers           50,000,000                   100%
                   as a group (7 persons)

     *Less than 1% of class

          (1) See note (4) to the table on page 2.

          (2) See note (1) to the table on page 2 discussing beneficial owners of more than 5% of the outstanding Common Stock for information regarding Mr. Waterfall's beneficial ownership.

                              ELECTION OF DIRECTORS

          At the Annual Meeting, four directors will be elected to serve until the next annual meeting of the stockholders or until their respective successors have been duly elected and qualified. The Board of Directors has nominated John
C. "Bruce" Waterfall, Philip W. Madow, S. Barton Jacka and Donald A. Hinkle for election at the Annual Meeting. The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve.

          The Board of Directors unanimously recommends a vote FOR all nominees listed below.

Nominees for Director

          The following sets forth the names, ages and positions of each person who is a director or executive officer of the Company as well as certain key employees of the Four Queens Hotel and Casino (the "Four Queens").

Name                                 Age     Position
----                                 ---     --------
Directors and Executive Officers
--------------------------------
John C. "Bruce" Waterfall             65     Chairman of the Board, Nominee

Philip W. Madow                       44     President and Director, Nominee

S. Barton Jacka                       66     Treasurer, Secretary and Director,
                                             Nominee

Donald A. Hinkle                      55     Director, Nominee

Gina L. Contner Mastromarino          37     Principal Accounting and Financial
                                             Officer

Key Employees of the Four Queens
--------------------------------

Tjoan T. Tan                          44     Executive Director of Casino
                                             Operations, the Four Queens

Tina M. Kotula                        45     Executive Director of Marketing,
                                             the Four Queens


          John C. "Bruce" Waterfall. Mr. Waterfall joined the Board of Directors and has been Chairman of the Board of the Company since February 1997. Mr. Waterfall has been a professional money manager and analyst for the past 35 years with MWV, of which he is President, co-founder and a director. Certain investment accounts managed by MWV own 99.6% of the outstanding Common Stock, and Mr. Waterfall exercises sole voting and investment authority over that Common Stock. Mr. Waterfall is also Chairman of the Board of Olympic Gaming.

          Philip W. Madow. Mr. Madow was appointed as President and as a member of the Board of Directors of the Company in December 2000. He has been employed with the Four Queens for over 18 years, and he previously worked with Marriott Corporation, Mirage/Las Vegas and was General Manager for the flagship property of Budget Suites of America. He was appointed as the Four Queens' President and General Manager in December 2000, and is responsible for daily operations, after serving as the Four Queens' Acting General Manager since August 2000. He has also served in numerous capacities at the Four Queens including Director of Operations and Administration and Vice President of Hotel Operations since 1983. Mr. Madow has over 27 years of experience in the hospitality and gaming industry.

          S. Barton Jacka. Mr. Jacka has been the Secretary, Treasurer and a member of the Board of Directors of the Company since February 1997. Mr. Jacka is a gaming consultant and serves as chairman of the gaming compliance committees of several companies licensed by the Nevada Gaming Authorities. From 1993 to 1996, Mr. Jacka was with Bally Gaming, Inc. and Bally Gaming
International, Inc., first as Director of Government Affairs and Gaming Compliance and later as Vice President. He held the position of Director of Corporate Gaming Compliance for Bally Manufacturing Corporation and then Bally's Casino Resort from 1987 to 1993. Mr. Jacka retired from the position of Chairman of the Nevada State Gaming Control Board, a position he held from 1985 to 1987, prior to entering the private sector.

          Donald A. Hinkle. Mr. Hinkle has been a member of the Board of Directors of the Company since October 2000. He has 25 years of experience in the gaming industry and has held various executive positions in the industry. He is a certified public accountant and has held gaming licenses in both Nevada and

Atlantic City. Since March 2001, Mr. Hinkle has held the position of Assistant General Manager and Chief Financial Officer for the AVI Hotel and Casino, a Native American resort and casino in Laughlin, Nevada. He was originally hired as Director of Finance for the AVI Resort and Casino in May 1999. From March 1993 to September 1998, Mr. Hinkle was the Vice President of Finance and Administration of Bally Systems.

          Gina L. Contner Mastromarino. Ms. Mastromarino was appointed the Company's Principal Accounting and Financial Officer on March 29, 2001. Prior to her appointment, Ms. Mastromarino served as the Company's Assistant Secretary. Ms. Mastromarino joined the Four Queens in August 1996 and serves as the Four Queens' Executive Director of Finance. Ms. Mastromarino has nearly 16 years experience in the gaming industry. From 1993 to 1996, she held the position of Financial Controller for the Riviera Hotel & Casino in Las Vegas, and from 1989 to 1993, she held the position of Assistant Financial Controller for the Riviera Hotel and Casino in Las Vegas.

          Tjoan T. Tan. Mr. Tan joined the Four Queens in January 1997 and currently serves as Executive Director of Casino Operations. Mr. Tan is responsible for all gaming operations including slots, table games and Keno. From March 2000 to May 2001, Mr. Tan served as the Four Queens' Director of Financial Planning and Casino Administration, from May 1998 to March 2000, he held the position of Financial Planning Manager, and from January 1997 to May 1998, he held the position of Financial Analyst/Special Projects. Mr. Tan was the Casino Trainer at the Riviera Hotel & Casino from September 1993 to January 1997.

          Tina M. Kotula. Ms. Kotula joined the Four Queens in September 2001 and serves as the Executive Director of Marketing. Ms. Kotula has 20 years of experience in the gaming industry. From 1983 to 1995 she held the positions of Casino Marketing Manager/Special Events Manager and the Director of Marketing for the Four Queens, from 1995 to 1996 she held the position of Director of Marketing/Consultant for the Golden Gate Hotel & Casino, from 1996 to 1997 she held the position of Players Club Manager at the Fiesta Hotel & Casino, from 1997 to 1999 she held the position of Director of Marketing and Casino Marketing for Boomtown & Silverton Hotel & Casino in Las Vegas, and from 1999 to 2001 she held the position of Director of Marketing for Bayer-Brown-Bauserman Advertising and Shonkwiler-Marcoux Advertising in Las Vegas.

          There are no family relationships between any director and executive officer.


Section 16(a) Beneficial Ownership Reporting Compliance.

          Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and 10% stockholders are also required by the SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

          Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during 2002, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with.

Committees and Meetings

          The Board of Directors currently has an audit committee. The membership of such committee is determined from time to time by the Board of Directors. Currently, the audit committee consists of Messrs. Waterfall, Jacka and Hinkle.

          The functions of the audit committee include reviewing the independence of the independent auditors, recommending to the Board of Directors the engagement and discharge of independent auditors, reviewing with the independent auditors the plan and results of auditing engagements, approving or ratifying each material professional service provided by independent auditors, considering the range of audit and non-audit fees, reviewing the scope and results of the Company's procedures for internal auditing and the adequacy of internal accounting controls and directing and supervising special investigations.

          The Company's Board of Directors has adopted an amended and restated audit committee charter. Such charter is included as Appendix A to this Information Statement.

          Except  for  Mr.  Jacka,   each  member  of  the  audit  committee  is
independent (as independence is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards.

          The Company does not have a nominating or compensation committee. The Board of Directors made all decisions regarding executive officer compensation. Mr. Jacka receives compensation as an executive officer and he is also a member of the Board of Directors.

          In 2002, the Board of Directors held 15 meetings and took action by written consent 3 times. The audit committee held four (4) meetings. Each director attended more than 75% of the aggregate number of meetings of the Board of Directors and the committees on which he served in 2002.

Compensation of Directors

          Current Board of Directors. Mr. Waterfall and Mr. Madow receive no compensation from the Company for serving on the Board of Directors or for attending meetings of the Board of Directors. Each of the other directors receives a payment of $6,250 in consideration for his attendance at each quarterly meeting of the Board of Directors ($25,000 annually) plus $1,000 for each additional meeting (other than meetings by telephone conference) at which his attendance is required. In addition, each member of the audit committee receives a payment of $1,000 in consideration for his attendance at each quarterly meeting of the audit committee ($4,000 annually). All directors receive reimbursement for reasonable expenses incurred in attending each meeting of the Board of Directors. Mr. Jacka receives $10,000 per year for serving as an executive officer of the Company. Separate from his duties as a director of the Company, Mr. Jacka receives $72,000 per year for serving as a consultant to the Company for gaming compliance matters.

Certain Relationships and Related Transactions

          Pursuant to a recapitalization which took place on September 29, 1998, the MWV Accounts have beneficially owned 99.6% of the Common Stock and $7,104,000 principal amount of the Company's 12.83% mortgage notes.

          Mr. Jacka, a member of the Company's board of directors and an executive officer of the Company, serves as a consultant to the Company regarding gaming compliance matters. Mr. Jacka receives $72,000 per year pursuant to his consulting agreement with the Company.

          During fiscal year 2002, the MWV Accounts delivered waivers of defaults in connection with the Company's breach of certain covenants pursuant to the Company's 12.83% Second Mortgage Notes due 2003 (the "New Mortgage
Notes"). Mr. Waterfall, the Company's Chairman of the Board and majority stockholder, is the President, a director and a principal shareholder of MWV, which manages the MWV Accounts.

     On April 30, 2003, the Company announced that it had entered into the Stock Purchase Agreement. It is anticipated that, concurrent with the closing of the transactions contemplated by the Stock Purchase Agreement, a portion of the proceeds therefrom would be used to repay all of the outstanding principal and accrued interest outstanding under the New Mortgage Notes. As of March 31, 2003, the outstanding principal and accrued interest on the New Mortgage Notes was approximately $5.159 million. In addition, it is anticipated that the proceeds from the sale would be used to pay the accrued and unpaid dividends on the Company's shares of Preferred Stock. As of March 31, 2003, the accrued and unpaid dividends on the Preferred Stock were approximately $5.4 million. The New Mortgage Notes and all of the Company's Preferred Stock are held by the MWV Accounts. The obligations of the parties to consummate the transaction are subject to certain prior conditions, including obtaining required consents, licenses and regulatory approvals and the absence of any material adverse changes or litigation. There can be no assurance that all such conditions will be satisfied or that the transaction will be consummated.

          Pursuant to the terms of the Stock Purchase Agreement, the purchaser's obligation to close the transaction is conditioned upon the termination of Mr. Madow's and Ms. Mastromarino's employment agreements. Pursuant to the change of control provisions in Mr. Madow's and Ms. Mastromarino's employment agreements, upon the termination of their employment agreements in connection with the close of the transaction, they are entitled to receive one-year of compensation as severance. The Company intends to assume Four Queens' obligation to pay such severance to Mr. Madow and Ms. Mastromarino. Mr. Madow's current base salary is $255,000, and Ms. Contner Mastromarino's current base salary is $145,000. For more information regarding these employment agreements, see the section entitled "Employment Agreements."

                             AUDIT COMMITTEE REPORT

March 19, 2003

To the Board of Directors:

1. The audit committee has reviewed and discussed the audited financial statements with management;

2. The audit committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented;

3. The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence; and

4.   Based  on  the  review  and  discussions  referred  to in  the  immediately preceding paragraphs numbered (1) through (3), the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Commission.

                                             AUDIT COMMITTEE
                                             John C. "Bruce" Waterfall, Chairman
                                             S. Barton Jacka
                                             Donald A. Hinkle




                                      * * *

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Report by reference in any such document.

                             EXECUTIVE COMPENSATION

          The following table provides certain summary information concerning compensation paid by the Company, which includes compensation paid by the Four Queens, to the Company's executive officers.


                                                                                         Long Term
                                                                                       Compensation
                                                    Annual Compensation                   Awards
                                        -------------------------------------------       ------
                                                                                        Securities       All Other
                                                                                        Underlying      Compensation
Name and Principal Position             Year    Salary ($)     Bonus($)    Other($)     Options (#)          ($)
---------------------------             ----    ----------     --------    --------     -----------     ------------
Philip W. Madow                         2002    $240,400(3)    $90,000        *             -0-          $29,120(7)
     President of the Company           2001     210,000(4)     75,000        *             -0-           24,850(8)
     President and General Manager      2000     145,000        22,500        *             -0-              -0-
     of the Four Queens(1)

Gina L. Contner Mastromarino            2002     132,220(5)     28,000        *             -0-           15,886(9)
     Principal Accounting and           2001     113,000(6)     28,000        *             -0-           10,000(10)
     Financial Officer of               2000      96,000        22,500        *             -0-           18,500(11)
     the Company
     Executive Director of Finance
     of the Four Queens(2)

*Amount did not exceed the lessor of $50,000 or 10% of annual salary and bonus.

     (1)  Mr. Madow was elected President of the Company on December 5, 2000.

     (2) Ms. Mastromarino was elected Principal Accounting and Financial Officer of the Company on March 29, 2001.

     (3) Reflects amounts earned as an employee of the Four Queens. Mr. Madow does not receive a salary for his position as the President of the Company. Includes $78,000 earned as base salary but deferred under the Four Queens' Deferred Compensation Plan.

     (4) Includes $26,900 earned as base salary but deferred under the Four Queens' Deferred Compensation Plan.

     (5) Reflects amounts earned as an employee of the Four Queens. Ms. Mastromarino does not receive a salary from her position as Principal Accounting and Financial Officer of the Company. Includes $17,000 earned as base salary but deferred under the Four Queens' Deferred Compensation Plan.

     (6) Includes $8,800 earned as base salary but deferred under the Four Queens' Deferred Compensation Plan.

     (7) Includes $25,500 of matching funds contributed by the Four Queens under the Four Queens' Deferred Compensation Plan, $2,750 of matching funds contributed by the Four Queens under the Four Queens' 401(k) Plan and $870 in life insurance premiums paid by the Four Queens.

     (8) Includes $21,000 of matching funds contributed by the Four Queens under the Four Queens' Deferred Compensation Plan, $2,600 of matching funds contributed by the Four Queens under the Four Queens' 401(k) Plan and $1,250 in life insurance premiums paid by the Four Queens.

     (9) Includes $14,500 of matching funds contributed by the Four Queens under the Four Queens' Deferred Compensation Plan, $960 of matching funds contributed by the Four Queens under the Four Queens' 401(k) Plan and $426 in life insurance premiums paid by the Four Queens.

     (10) Includes $8,600 of matching funds contributed by the Company under the Four Queens' Deferred Compensation Plan, $400 of matching funds contributed by the Four Queens under the Four Queens' 401(k) Plan and $800 in life insurance premiums paid by the Four Queens.

     (11) Ms. Mastromarino received a one-time bonus in connection with the settlement between Palm Springs East Limited Partnership, the Company's subsidiary and the Twenty-Nine Palms Band of Mission Indians.

Stock Options and Similar Rights

          The Company did not grant any stock options or stock appreciation rights (collectively, "Stock Rights"), during 2002 nor were any Stock Rights exercised in 2002. As of February 28, 1997, all previously issued and outstanding Stock Rights were canceled.


Employment Agreements

          Philip W. Madow and Gina L. Contner Mastromarino have employment agreements with the Four Queens.


          Under the employment agreements, which became effective on January 1, 2003, Philip W. Madow and Gina L. Contner Mastromarino are employed by the Four Queens for a period of one year. Mr. Madow's agreement may be renewed annually by the Company's Board of Directors, and Ms. Mastromarino's agreement may be renewed annually by the Four Queens. In the event the term of the agreements expire on December 31, 2003, without renewal by the Company's Board of Directors, or by the Four Queens in the case of Ms. Mastromarino, and Mr. Madow or Ms. Mastromarino have not been terminated on or prior thereto, if either Mr. Madow or Ms. Mastromarino are terminated thereafter, without cause prior to December 31 of the next calendar year, then Mr. Madow and Ms. Mastromarino are entitled to receive their base salary, less standard withholdings and deductions, payable in biweekly installments for the remainder of such calendar year. Mr. Madow and Ms. Mastromarino may terminate the agreements at any time without cause by giving the Four Queens two weeks written notice of such termination. The Four Queens may terminate the agreements at any time without cause by giving Mr. Madow and Ms. Mastromarino written notice. If the Four Queens terminates Mr. Madow or Ms. Mastromarino's employment without cause, the Four Queens must pay an amount in severance equal to one year salary and COBRA benefits payable in biweekly installments. In the event of a change of ownership or control, Mr. Madow and Ms. Mastromarino have the option to elect to be employed with the entity or person having acquired such control or terminate their respective employment agreement. If Mr. Madow or Ms. Mastromarino elect to terminate their respective employment agreement upon a change of ownership or control, the Four Queens must pay them an amount equal to one year's base salary and COBRA benefits. "Change of ownership or control" means that all or substantially all of the assets of Four Queens are directly, or through transfer of equity interests, transferred or otherwise disposed of in one or a series of related transactions after (1) the Four Queens ceases to own directly or indirectly substantially all equity interests in the Four Queens; (2) the Four Queens sells 51% or more of the assets of Four Queens; or (3) the Company ceases to own directly or indirectly at least 51% of all outstanding shares of Four Queens. Mr. Madow's annual compensation pursuant to his employment agreement is $255,000 and Ms. Mastromarino's annual compensation pursuant to her employment agreement is $145,000.

          These employment agreements are required to be terminated pursuant to the Stock Purchase Agreement, prior to consummation of the sale of Four Queens. Prior to the termination of the employment agreements, Four Queens intends to assign, and the Company expects to assume, Four Queens' obligation to pay severance and COBRA benefits to Mr. Madow and Ms. Mastromarino in the event of a change of control. However, the obligations of the parties to consummate the transaction are subject to certain prior conditions and there can be no assurance that all such conditions will be satisfied or that the transaction will be consummated.

Incentive Bonus Plan

          Effective January 1, 2001, the Board of Directors of the Company approved an incentive bonus plan for approximately 30 senior employees of the Four Queens ("Bonus Plan"). The Bonus Plan provides that if certain targeted earnings are met, a corresponding amount will be credited towards a bonus pool. Bonuses are expected to be paid, following annual audited results, in March of the succeeding year. The distribution of the bonus pool is discretionary. Bonuses for targets met in 2002 were paid on February 26, 2003.

Deferred Compensation Plan

          Effective January 1, 2001, the Board of Directors of the Company approved a Deferred Compensation Plan for the Four Queens. Participation is limited to Mr. Madow, Ms. Mastromarino and two other Four Queens executives. The Deferred Compensation Plan provides that, upon election, the executive may defer up to 100% of executive's annual base salary per year. The Company will match $1, for each $1 deferred, up to 10% of the executive's annual base salary. The Deferred Compensation Plan vests over a three year period at 33.33% per year. Upon a change in control, the Deferred Compensation Plan will automatically accelerates and requires the distribution of all assets held under the Deferred Compensation Plan. Prior to the consummation of the transactions contemplated by the Stock Purchase Agreement, Four Queens intends to assign the Deferred Compensation Plan to the Company and the Company expects to assume the assets held by it. However, the obligations of the parties to consummate the transaction are subject to certain prior conditions and there can be no assurance that all such conditions will be satisfied or that the transaction will be consummated.

Compensation Committee Interlocks and Insider Participation

          The Company did not have a compensation committee in 2002. The Board of Directors made all decisions regarding executive officer compensation. Mr. Madow receives no compensation for serving as the President of the Company, but received a salary of $240,400 in his position as President and General Manager of the Four Queens. Separate from his duties as a director of the Company, Mr. Jacka receives $72,000 per year for serving as a consultant to the Company for Gaming Compliance matters, and $10,000 a year for serving as an executive officer of the Company.


               BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

          Messrs. Madow and Jacka and Ms. Mastromarino are the only executive officers of the Company. The Board of Directors established a minimal stipend for Mr. Jacka, in light of the Company's financial position, and determined the salary and bonus for Mr. Madow as President and General Manager of the Four Queens and Ms. Mastromarino as the Executive Director of Finance for the Four Queens. All other compensation decisions are made by Mr. Madow as the President and General Manager of the Four Queens.

          The Board of Directors endeavors to ensure that the compensation program for executive officers of the Company is effective in attracting and retaining key executives responsible for the success of the Company and is tailored to promote the long-term interests of the Company and its stockholders. The Company's executive officer compensation program in the last completed fiscal year was principally comprised of base salary, an incentive bonus, a 401(k) plan and a deferred compensation plan.

          The Board of Directors takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the Company's President and his recommendations regarding the other executive officers. In particular, the Board of Directors considers several financial performance measures, including revenue growth and net income. However, the Board of Directors does not apply any specific quantitative formula in making compensation decisions. The Board also considers achievements that, while difficult to quantify, are important to the Company's long-term success. In addition, executive officers are eligible to receive bonuses at the discretion of the Company's Board of Directors based on other relevant criteria, such as the Company's merger and acquisition activity.

          Salary levels for the Company's executive officers are significantly influenced by the need to attract and retain management employees with high levels of expertise. In each case, consideration is given both to personal factors, such as the individual's experience, responsibilities and work performance, and to external factors, such as salaries paid by comparable companies in the gaming industry. With respect to the personal factors, the Board of Directors makes salary decisions in an annual review based on the recommendations of the President. This annual review considers the decision-making responsibilities of each position as well as the experience and work performance of each executive. The President views work performance as the single most important measurement factor. With regard to the latter, the Board of Directors believes that because of the opening of new properties on the Las Vegas Strip, the growth of riverboat and dockside gaming, Native American gaming operations and the proliferation of jurisdictions in which gaming is permitted, the Company competes with numerous other companies for a limited pool of experienced and skilled personnel. Therefore, the Board of Directors believes it is critical that the Company provide base salaries that are competitive in the casino industry.

          While Mr. Madow received no compensation for serving as President of the Company, he did receive a base salary of $240,400 for his position as President and General Manager of the Four Queens. Such amount was primarily based on the Company's financial position. Mr. Madow earned a bonus in 2002 of $115,000 based on the criteria discussed above. The bonus was paid on February 26, 2003.



                                            BOARD OF DIRECTORS
                                            John C. "Bruce" Waterfall, Chairman
                                            Philip W. Madow
                                            S. Barton Jacka
                                            Donald A. Hinkle

                                PERFORMANCE GRAPH

          The following graph compares the annual change in the cumulative total return, assuming reinvestment of dividends, if any, on the Company's Common Stock with the annual change in the cumulative total returns of the Nasdaq Stock Market (U.S. Companies), the American Stock Exchange Index (U.S. Companies) (the "AMEX Index") and the Nasdaq Amusement and Recreation Services Index (the "Nasdaq 79xx"), which the Company considers to be its industry peer group. Nasdaq 79xx is comprised of companies whose stock is traded on the Nasdaq National Market and which have a standard industry classification within 7900-7999. The graph assumes an investment of $100 on December 31, 1997, in each of the stocks comprising the Nasdaq Stock Market, the AMEX Index, the Nasdaq 79xx and the Company. Data as to the Company's trading price is based solely on reported activity on the Nasdaq Bulletin Board. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuation between the dates.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN FOR ELSINORE CORPORATION, NASDAQ STOCK MARKET (U.S. COMPANIES) INDEX, AMEX INDEX AND NASDAQ 79XX

                               [GRAPHIC OMITTED]

---------------------------------------  -------- -------- -------- -------- -------- --------
CRP TOTAL RETURNS INDEX FOR:             12/31/97 12/31/98 12/31/99 12/29/00 12/31/01 12/31/02
---------------------------------------  -------- -------- -------- -------- -------- --------
Nasdaq Stock Market (U.S. Companies)       100.00   140.99   261.48   157.77   125.16    86.53
---------------------------------------  -------- -------- -------- -------- -------- --------
AMEX Stock Market (U.S. Companies)         100.00   107.35   141.64   131.37   122.26    99.97
---------------------------------------  -------- -------- -------- -------- -------- --------
Nasdaq Stocks (SIC 7900-7999 U.S.          100.00   102.25   126.21    81.98   135.43   125.18
Companies) amusement and recreation
services
---------------------------------------  -------- -------- -------- -------- -------- --------
Company Common Stock                       100.00    12.50    16.67    16.67    28.89     3.11
---------------------------------------  -------- -------- -------- -------- -------- --------

          The trading market for the Common Stock is extremely thin. The MWV Accounts own 99.6% of the outstanding Common Stock (on an as-converted basis), which they acquired pursuant to the Plan, and they have not bought or sold any Common Stock since the Plan became effective. In view of the lack of an organized or established trading market for the Common Stock, the extreme thinness of whatever trading market may exist, the limited number of shares that are not held by the MWV Accounts, and the past litigation relating to a failed merger, the prices reflected on the chart as reported on the Nasdaq Bulletin Board may not be indicative of the price at which any prior or future transactions were or may be effected in the Common Stock. Stockholders are cautioned against drawing any conclusions from the data contained herein, as past results are not necessarily indicative of future stock performance. The Performance Graph in no way reflects the Company's forecast of future stock price performance.

          THE FOREGOING REPORT OF THE BOARD OF DIRECTORS AS TO EXECUTIVE COMPENSATION AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY ABOVE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                              INDEPENDENT AUDITORS

          The Company has continued to retain the firm of Deloitte & Touche LLP as independent accountants for the Company's fiscal year ending December 31, 2002. The Company's Board of Directors approved the retention of Deloitte & Touche LLP as independent accountants upon recommendation of the Company's audit committee.

          A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have the opportunity to make a statement if such representative so desires, and will be available to respond to appropriate questions.

          The audit committee considered whether Deloitte & Touche LLP's provision of any professional services other than its audit of the Company's annual financial statement and reviews of quarterly financial statements is compatible with maintaining such auditor's independence.

Audit Fees

          The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for that fiscal year were $74,000.

Financial Information Systems Design and Implementation Fees

          The aggregate fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation, as defined in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X, for the fiscal year ended December 31, 2002, were $0.

All Other Fees

          The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2002, were $139,616.


                       2004 ANNUAL Meeting of Stockholders

          Stockholders who may wish to present proposals for inclusion in the Company's proxy materials in connection with the 2004 Annual Meeting of Stockholders must submit such proposals in writing to the Company's Secretary at the address shown at the top of page 2 not later than January 27, 2004. In addition, to be properly considered at the 2004 Annual Meeting of Stockholders, notice of any stockholder proposals must be given to the Secretary in writing not less than 60 nor more than 90 days prior to the meeting; provided, that in the event that less than 70 days notice of the meeting date is given to stockholders, proposals must be received not later than the close of business on the tenth day following the day on which notice of the meeting date was mailed or publicly disclosed. A stockholder's notice to the Secretary must set forth for each matter proposed to be brought before the meeting (a) a brief description of the matter the stockholder proposes to bring before the meeting,
(b) the name and home address of the stockholder proposing such business, (c) the class and number of shares of the Common Stock beneficially owned by such stockholder, and (d) any financial interest of such stockholder in such business.


                                  OTHER MATTERS

          The Board of Directors does not intend to present or knows of any other business which will be presented for consideration at the Meeting.

          COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, AS FILED WITH THE SEC, WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY AT 202 FREMONT STREET, LAS VEGAS, NEVADA 89101.



                                          By Order of the Board of Directors

Las Vegas, Nevada
May 27, 2003

                                          /s/ S. Barton Jacka
                                          S. Barton Jacka
                                          Secretary of Elsinore Corporation

                                   APPENDIX A


                          Amended and Restated Charter
                             of the Audit Committee
                             of Elsinore Corporation
                              As of March 19, 2003

                              Purpose and Authority

          The audit committee (the "Committee") of Elsinore Corporation, a Nevada corporation (the "Company"), is appointed by the Company's Board of Directors (the "Board") to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

          The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee and, if necessary, to institute special investigations. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

          In addition, the Committee shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe.

                              Committee Membership

          The Committee members (the "Members") shall be appointed by the Board and will serve at the discretion of the Board. The Committee will consist of at least three (3) members of the Board and each of the Members must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement or must become able to do so within a reasonable time period after his or her appointment to the Committee.

                           Duties and Responsibilities

          The Committee shall report, at least annually, to the Board. Further, the Committee shall:

     1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     2. Review the annual audited financial statements with management, including a review of major issues regarding accounting and auditing principles and practices, and evaluate the adequacy of internal controls that could significantly affect the Company's financial statements.

     3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

     4. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q.

     5. Review with management and the independent auditor the Company's audited financial statements and Management's Discussion and Analysis in the Company's annual report on Form 10-K.

     6. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

     7.   Review  major  changes  to  the  Company's   auditing  and  accounting
          principles and practices as suggested by the independent auditor, internal auditors or management.

     8. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Committee and the Board.

     9.   Approve the fees to be paid to the independent auditor.

     10. Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if deemed necessary by the Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.

     11. Oversee compliance with the requirements of the Securities and Exchange Commission for disclosure of independent auditor's services and audit committee members and activities.

     12. Evaluate together with the Board the performance of the independent auditor and, if deemed necessary by the Committee, recommend that the Board replace the independent auditor.

     13. Review the appointment of, and any replacement of, the senior internal auditing executive.

     14. Review the significant reports to management prepared by the internal auditing department and management's responses.

     15. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

     16. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

     17. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements, including the Foreign Corrupt Practices Act.

     18. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     19. Review with the independent auditor any problems or difficulties the auditor may have encountered, any management letter provided by the auditor, and the Company's response to that letter. Such review should include:

          a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;
          b.   any changes  required in the planned scope of the internal audit;
               and
          c.   the  internal  audit  department  responsibilities,   budget  and
               staffing.

     20. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual information statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(d)(3) of Schedule 14A.

     21. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

     22. Review with the Company's outside counsel and internal legal counsel any legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

     23.  Review related party transactions for potential conflict of interest.

     24. Provide oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments.

          While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

                                    Meetings

          The Committee will meet at least two times each year. The Committee may establish its own schedule which it will provide to the Board in advance.

          The Committee will meet at least annually with the chief financial officer, the senior internal auditing executive, and the independent auditor in separate executive sessions. The Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report.

                                     Minutes

          The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.